                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549






                                   FORM 8-K/A


                               AMENDMENT NO. 1 TO
                                 CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE
                        SECURITIES EXCHANGE ACT OF 1934

        DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): MARCH 31, 1997

                               G & L REALTY CORP.
             (Exact name of Registrant as specified in its charter)


            MARYLAND                     1-12566                 95-4449388
(State or other jurisdiction of      (Commission File        (I.R.S. Employer
incorporation or organization)           Number)             Identification No.)


       439 N. BEDFORD DRIVE
     BEVERLY HILLS, CALIFORNIA                                     90210
(Address of Principal Executive Offices)                         (Zip Code)



      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (310) 273-9930

ITEM 2.   ACQUISITION OR DISPOSITION OF ASSETS.


     On March 31, 1997 G&L Realty Partnership, L. P., a Delaware limited partnership (the "Operating Partnership"), as Seller, agreed to sell and GLN Capital Co., LLC, a Delaware limited liability company ("GLN"), as Buyer, agreed to purchase certain Massachusetts Industrial Finance Authority Health Care Revenue Bonds (Hampden Nursing Homes, Inc. Project) Series 1989A and Series 1989B (collectively, the "Bonds") owned by the Operating Partnership. The Bonds, which at the time of sale had an aggregate principal amount of $27,665,000, including accrued and unpaid interest, were sold by the Operating Partnership to GLN for $7,665,000 and an assumption of $14,000,000 in indebtedness owed to GMAC Commercial Mortgage Corporation ("GMAC-CM"). The $7,665,000 amount consisted of a cash payment of $4,500,000 and $3,165,000 which was deemed a capital contribution to GLN. The Operating Partnership acquired the Bonds in October 1995 for a total cost of $19,898,000.


     G&L Realty Corp. (the "Company") is the sole general partner of, and owns an 89.1 % interest in, the Operating Partnership. All of the Company's assets are held by, and operations are conducted through, the Operating Partnership or other entities created for financing purposes. On November 25, 1996, GLN was organized as a limited liability company by the Operating Partnership and Property Acquisition Trust I ("PAT"), a Delaware business trust and affiliate of Nomura Asset Capital Corporation ("Nomura"), a Delaware corporation. The Operating Partnership, designated as the managing member, and PAT own a 49.9% and 50.1% interest in GLN, respectively. The purpose of GLN is to fund loans to the senior care industry, allowing the Company to expand its senior care loan program.

     The Operating Partnership originally acquired the Bonds with an aggregate face value of $25,970,000 on October 4, 1995. The Bonds, which were issued by the Massachusetts Industrial Finance Agency, are backed by mortgages on three nursing homes owned by Hampden Nursing Homes, Inc., a Massachusetts nonprofit corporation. Principal and interest payments due on these unrated bonds are paid by the bond trustee out of the debt service payments received from the underlying mortgages. The State of Massachusetts has not guaranteed the Bonds, and the underlying mortgages are not insured in the event of default. Interest on the Bonds is payable semiannually on April 1 and October 1 each year at the rate of 9.75% and 9.5% for the Series A and B Bonds, respectively.


     As of December 31, 1996, the Company's cumulative investment, through the Operating Partnership, was $20,191,000 for the Series A Bonds, including $503,000 of accrued interest, and $643,000 for the Series B Bonds, including $543,000 of accrued interest. The Series A Bonds are not callable, and the Series B Bonds are subordinated to the payment of interest and principal on the Series A Bonds with no right of foreclosure.


ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

(B)  PRO FORMA FINANCIAL INFORMATION


     Pro Forma Financial Information is presented on pages 3 through 11 of this report.

                               G&L REALTY CORP.

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS


     The pro forma financial information is based on the historical financial statements of the Company and should be read in conjunction with all of the financial statements previously filed by the Company with the Securities and Exchange Commission ("SEC") including those filed with the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and the Company's Form 10-Q for the quarter ended March 31, 1997.


     The accompanying unaudited Pro Forma Condensed Consolidated Balance Sheet as of December 31, 1996 is presented as if the Bonds were sold on December 31, 1996. The accompanying unaudited Pro Forma Condensed Consolidated Statements of Operations for the year ended December 31, 1996 and the three-month period ended March 31, 1997 are presented as if the Bonds were sold prior to January 1, 1996.


     The accompanying unaudited pro forma financial statements give effect to
(i) the realized and unrealized gains from the sale of the Bonds to GLN, (ii) the adjustments to assets available for sale, notes and bonds receivable, cash and cash equivalents, accounts receivable and other assets included in the records of the Operating Partnership, (iii) elimination of interest income from the Bonds and interest expense related to the indebtedness incurred to acquire the Bonds, and (iv) the effect of the Company's $3,165,000 increased investment in GLN and the anticipated increase in the Company's equity interest in the earnings of GLN.


     The pro forma financial information is unaudited and is not necessarily indicative of the consolidated results which actually would have occurred if the transaction had been consummated on the dates described below, nor does it purport to represent the Company's financial position and results of operations for future periods.

                                G&L REALTY CORP.

                 PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                            AS OF DECEMBER 31, 1996

                               (UNAUDITED)

                                                        As Previously             Pro Forma                Pro Forma
                                                            Stated               Adjustments               Statement
                                                        ---------------------------------------------------------------
ASSETS
------

Rental properties:
 Land                                                    $ 17,096,000                                      $ 17,096,000
 Buildings and improvements, net                           76,135,000                                        76,135,000
                                                         ------------                                      ------------
   Total rental properties                                 93,231,000                                        93,231,000
Cash and cash equivalents                                   2,232,000                                         2,232,000
Accounts receivable, net                                      682,000            $    536,000                 1,218,000
Tenant rent and reimbursements receivable, net              1,048,000                                         1,048,000
Unbilled rent receivable, net                               1,477,000                                         1,477,000
Investment in unconsolidated affiliate                            ---               2,609,000                 2,609,000
Mortgage loans and bonds receivable                        14,358,000                (643,000)               13,715,000
Assets available for sale                                  20,523,000             (20,191,000)                  332,000
Deferred charges and other assets, net                      2,445,000                (255,000)                2,190,000
                                                         ------------            ------------              ------------
   TOTAL ASSETS                                          $135,996,000            $(17,944,000)             $118,052,000
                                                         ============            ============              ============

LIABILITIES AND STOCKHOLDERS' EQUITY
------------------------------------
Liabilities:
 Notes payable                                           $109,025,000            $(18,500,000)             $ 90,525,000
 Accounts payable and other liabilities                     1,462,000                                         1,462,000
 Distributions payable                                      1,642,000                                         1,642,000
 Tenant security deposits                                   1,034,000                                         1,034,000
                                                         ------------            ------------              ------------
   Total liabilities                                      113,163,000             (18,500,000)               94,663,000

Minority interest in consolidated partnership              (2,718,000)                                       (2,718,000)
Minority interest in Operating Partnership                  3,103,000                  59,000                 3,162,000
Stockholders' equity:
  Common shares - $.01 par value, 50,000,000 shares
     authorized, 4,062,500 shares issued and
     outstanding as of 3/31/96                                 41,000                                            41,000
  Preferred shares - $.01 par value, 10,000,000 shares
     authorized, no shares issued and outstanding                ---                                               ---
Additional paid-in capital                                 23,710,000                                        23,710,000
Net income in excess of distributions                      (1,303,000)                497,000                  (806,000)
                                                         ------------            ------------              ------------
   Total stockholders' equity                              22,448,000                 497,000                22,945,000
                                                         ------------            ------------              ------------
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY               $135,996,000            $(17,944,000)             $118,052,000
                                                         ============            ============              ============

See accompanying notes to Pro Forma Condensed Consolidated Financial
Statements.

                                G&L REALTY CORP.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                               (UNAUDITED)

                                                        As Previously           Pro Forma            Pro Forma
                                                            Stated             Adjustments           Statement
                                                        -------------------------------------------------------
REVENUES:
 Rental                                                   $15,796,000                               $15,796,000
 Tenant reimbursements                                        728,000                                   728,000
 Parking                                                    1,251,000                                 1,251,000
 Interest, loan fees and related income                     6,712,000          $(2,499,000)           4,213,000
 Other                                                        549,000                                   549,000
                                                          -----------          -----------          -----------
   Total revenues                                          25,036,000           (2,499,000)          22,537,000
                                                          -----------          -----------          -----------
EXPENSES:
 Property operations                                        5,696,000                                 5,696,000
 Depreciation and amortization                              3,276,000             (140,000)           3,136,000
 Interest                                                   8,819,000           (1,435,000)           7,384,000
 General and administrative                                 1,787,000                                 1,787,000
 Loss on disposition of real estate                         4,874,000                                 4,874,000
                                                          -----------          -----------          -----------
   Total expenses                                          24,452,000           (1,575,000)          22,877,000
                                                          -----------          -----------          -----------
 Income (loss) from operations                                584,000             (924,000)            (340,000)

 Equity in earnings of unconsolidated affiliates                ---                352,000              352,000
 Minority interest in consolidated partnership               (129,000)               5,000             (124,000)
 Minority interest in Operating Partnership                   (65,000)                                  (65,000)
                                                          -----------          -----------          -----------
 Income before extraordinary item                             390,000             (567,000)            (177,000)
 Extraordinary item (net of minority interest)              9,311,000                                 9,311,000
                                                          -----------          -----------          -----------
 Net income                                               $ 9,701,000          $  (937,000)         $ 9,134,000
                                                          ===========          ===========          ===========
Per share data:
 Before extraordinary item                                      $0.10                                    $(0.04)
 Extraordinary item                                              2.23                                      2.23
                                                          -----------                               -----------
 Net income                                                     $2.33                                    $ 2.19
                                                          ===========                               ===========
Weighted average number of outstanding shares               4,172,000                                 4,172,000


See accompanying notes to Pro Forma Condensed Consolidated Financial
Statements.

                                G&L REALTY CORP.

            PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1997
                                  (UNAUDITED)

                                                  As Previously             Pro Forma             Pro Forma
                                                      Stated               Adjustments            Statement
                                                  ----------------------------------------------------------
REVENUES:
 Rental                                              $4,246,000                                   $4,246,000
 Tenant reimbursements                                  249,000                                      249,000
 Parking                                                360,000                                      360,000
 Interest, loan fees and related income               1,575,000            $(1,179,000)              396,000
 Other                                                  109,000                                      109,000
                                                     ----------            -----------            ----------
   Total revenues                                     6,539,000             (1,179,000)            5,360,000
                                                     ----------            -----------            ----------
EXPENSES:
 Property operations                                  1,666,000                                    1,666,000
 Depreciation and amortization                          916,000                (60,000)              856,000
 Interest                                             2,339,000               (420,000)            1,919,000
 General and administrative                             478,000                                      478,000
                                                     ----------            -----------            ----------
   Total expenses                                     5,399,000               (480,000)            4,919,000
                                                     ----------            -----------            ----------
Income (loss) from operations                         1,140,000               (699,000)              441,000

Equity in earnings of unconsolidated affiliates         132,000                 87,000               219,000
Minority interest in consolidated partnership           (30,000)                                     (30,000)
Minority interest in Operating Partnership             (136,000)                67,000               (69,000)
                                                     ----------            -----------            ----------
Net income                                           $1,106,000            $  (545,000)           $  561,000
                                                     ==========            ===========            ==========
Net income per share                                      $0.26                                        $0.13

Weighted average number of outstanding shares         4,175,000                                    4,175,000



See accompanying Notes to Pro Forma Condensed Consolidated Financial
Statements.

                                G&L REALTY CORP.

         NOTES TO PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)


1.   GENERAL


     G&L Realty Corp. (the "Company") was formed as a Maryland corporation on September 15, 1993 to continue the ownership, management, acquisition and development operations of medical office buildings conducted previously by G&L Development, the Company's predecessor. All of the Company's assets are held by, and all of its operations are conducted through, the following entities:


          G&L Realty Partnership, L.P., a Delaware limited partnership
            (the "Operating Partnership")
          G&L Realty Financing Partnership II, L.P., a Delaware limited partnership
            (the "Realty Financing Partnership")
          G&L Medical Partnership, L.P., a Delaware limited partnership
            (the "Medical Partnership")
          435 North Roxbury Drive, Ltd., a California limited partnership
            (the "Roxbury Partnership")


     The Company, as the sole general partner and as owner of an approximately 89.1% ownership interest, controls the Operating Partnership. The Company also controls the Realty Financing Partnership through its wholly owned subsidiary G&L Realty Financing II, Inc., a Delaware corporation, which is the sole general partner and 1% owner of the Realty Financing Partnership. The sole limited partner and 99% owner of the Realty Financing Partnership is the Operating Partnership. The sole limited partner and 99% owner of the Medical Partnership is the Operating Partnership. The Company controls the Medical Partnership through its wholly owned subsidiary, G&L Medical, Inc., a Delaware corporation, which is the sole general partner and 1% owner of the Medical Partnership.


     References in these consolidated financial statements to the Company, its operations, assets and liabilities include the operations, assets and liabilities of its consolidated subsidiaries, the Operating Partnership, the Realty Financing Partnership, the Medical Partnership and the Roxbury Partnership, in which the Operating Partnership owns a 61.75% partnership interest and is the sole general partner.


     The Company also owns interests in two unconsolidated affiliates: (i) GLN Capital Co., LLC ("GLN"), a Delaware limited liability company formed in 1996, and (ii) GL/PHP, LLC ("GL/PHP"), a Delaware limited liability company formed in 1997. GLN is owned 49.9% by the Operating Partnership and 50.1% by PAT, an affiliate of Nomura Asset Capital Corp. ("Nomura"). The purpose of GLN is to fund loans to the senior care industry.


     The Operating Partnership and PHP Healthcare Corporation, a Delaware corporation ("PHP") own 80.5% and 19.5% interests, respectively, in GL/PHP, which purchased six New Jersey medical office properties in February 1997 for $22.4 million. The properties total 80,415 square feet and have been leased to PHP for 25 years.

     2.   SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


     Business- The Company is a self-administered and self-managed Real Estate Investment Trust ("REIT") that finances, acquires, develops, manages and leases health care properties. The Company's business currently consists primarily of investments, either directly or through joint ventures, in health care properties (primarily through its Medical Office Building Division) and in debt obligations secured by health care properties (primarily through its Senior Care Division).


     Basis of Presentation - The accompanying condensed consolidated financial statements include the accounts of the Company. The interests in the Roxbury Partnership not owned by the Company have been reflected in minority interests. All significant intercompany accounts and transactions have been eliminated in consolidation.


     The information for the three months ended March 31, 1997 has not been audited by independent accountants, but includes all adjustments (consisting of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for such periods. The results of operations for the three months ended March 31, 1997 are not necessarily indicative of results that might be expected for the full fiscal year.


     Certain information and footnote disclosures normally included in annual financial statements have been omitted. The Company believes that the disclosures included in these financial statements are adequate for a fair presentation and conform to reporting requirements established by the SEC. The condensed consolidated financial statements as presented herein should be read in conjunction with the audited consolidated financial statements and notes thereto included in the Company's annual report on Form 10-K as filed with the SEC.


     The Condensed Consolidated Balance Sheets reflect the combined assets and liabilities of the Company. The Condensed Consolidated Statements of Operations and Cash Flows have been prepared to reflect the operations of the Company for the three months ended March 31, 1997.


     Per Share Data - Earnings per share are computed based upon the weighted average number of common shares outstanding during the period. The treasury stock method is used to determine the number of incremental common equivalent shares resulting from options granted under the Company's 1993 Amended and Restated Stock Incentive Plan. At a weighted average exercise price of $11.95 and a market price $17.00, the 367,000 outstanding stock options increase the number of shares outstanding by 109,000 at December 31, 1996. As of March 31, 1997, there were approximately 362,000 stock options outstanding with a weighted average exercise price of $11.95. Using the closing market price of $17.50 on March 31, 1997, the number of shares to be issued is 112,000.

3.   DEFERRED CHARGES AND OTHER ASSETS


       Deferred charges and other assets changed as follows:

                                                      As of December 31, 1996
                                            As Previously     Pro Forma      Pro Forma
                                                Stated       Adjustments     Statement
                                              ------------------------------------------
       Loan fees                               $2,061,000      $(265,000)   $1,796,000
       Pre-acquisition costs                       17,000                       17,000
       Leasing commissions                        462,000                      462,000
       Prepaid expense and other assets           272,000                      272,000
                                               ----------      ---------    ----------
                                                2,812,000       (265,000)    2,547,000
       Less accumulated amortization             (367,000)        10,000      (357,000)
                                               ----------      ---------    ----------
                 Total                         $2,445,000      $(255,000)   $2,190,000
                                               ==========      =========    ==========


       During 1996, the Company advanced $195,000 in the form of a refundable loan processing fee to obtain a new loan to replace the $14,000,000 GMAC-CM loan which would have been due June 6, 1997. In December 1996, the Company paid $70,000 to extend the note payable to GMAC-CM for six months from December 6, 1996 to June 6, 1997.


4.   ASSETS AVAILABLE FOR SALE


       Assets available for sale as of December 31, 1996 consist of the following:

                                                                      As of December 31, 1996
                                                    As Previously             Pro Forma              Pro Forma
                                                        Stated               Adjustments             Statement
                                                    -----------------------------------------------------------
  Unrated Series A Industrial Revenue Bonds
    due October 1, 2017 collateralized by
    deed of trust, interest payable semiannually
    at 9.75% per annum (including accrued
    interest of $503,466)                           $20,191,000              $(20,191,000)           $      ---
  Land                                                  280,000                                         280,000
  Unsecured subordinated notes receivable
    due February 1, 2006, interest payable
    semiannually at 12.0% per annum
    (including accrued interest of $2,050)               27,000                                          27,000
  Miscellaneous supplies and equipment                   25,000                                          25,000
                                                    -----------              ------------            ----------
  Total assets available for sale                   $20,523,000              $(20,191,000)           $  332,000
                                                    ===========              ============            ==========


       The Company received cash for all the accrued interest on the Series A bonds at the time of the sale. Outstanding accrued interest on the Series B bonds were transferred to the buyer.

5.   PRO FORMA ESTIMATES AND ASSUMPTIONS


          Acquisition loans and the related interest expense associated with the investment in the Bonds have been eliminated. In conjunction with the March 31, 1997 sale of the Bonds, the Company extinguished $18.5 million in debt. The following table represents the loans and estimated interest costs associated with the extinguished debt:

                                                       Year Ended        Three Months Ended
                                    Loan Amounts   December 31, 1996       March 31, 1997
                                    -------------------------------------------------------
     GMAC-CM Term loan - 9.75-10.0%       $14,000,000     $1,291,300          $337,000
     Credit line - 7.35%                    4,500,000        144,000            83,000
                                          -----------     ----------          --------
           Totals                         $18,500,000     $1,435,300          $420,000
                                          ===========     ==========          ========


6.   INVESTMENT IN UNCONSOLIDATED AFFILIATE


          GLN acquired the Bonds from the Company for total consideration of $21,665,000, which was realized in the form of $14,000,000 debt relief, $4,500,000 in cash and $3,165,000 in deemed capital contributions. At the time of the sale, the Company's cumulative investment in the Series A and Series B Bonds was $19,758,000 and $795,000, respectively. The resulting gain on sale was $1,112,000. The Company recognized gain to the extent of PAT's 50.1% ownership interest in GLN; however, no gain was recognized to the extent of the Company's 49.9% ownership interest in GLN. The unrecognized gain of approximately $556,000 is recorded as an offset to the Company's $3,165,000 deemed contribution to GLN, resulting in a net contribution of $2,609,000. The Company intends to recognize the remaining $556,000 when GLN subsequently disposes of the Bonds.


          In conjunction with the Bond sale, the Company, Nomura and PAT amended the GLN operating agreement (see Exhibit 10.39 "First Amendment To Limited Liability Company Agreement"). Under the terms of the amendment, the interest on Nomura's $3,000,000 loan to GLN and PAT's preferred return on its $1,500,000 investment in GLN is increased from 9% to 12% for the first year following GLN's acquisition of the Bonds. Therefore, the pro forma revenues and expenses and the related allocation of earnings for GLN resulting from the purchase and sale of the Bonds is as indicated on the following page.

                              GLN CAPITAL CO., LLC

                        PRO FORMA REVENUES AND EXPENSES
                    FROM INVESTMENT IN SERIES A AND B BONDS

                                                 Year Ended        Three Months
                                                                       Ended
                                             December 31, 1996    March 31, 1997
                                             -----------------------------------
Revenues:
   Interest - Series A Bonds                        $2,024,000          $504,000
   Interest - Series B Bonds                           475,000           119,000
                                                    ----------          --------
Total Revenues                                       2,499,000           623,000

Expenses:
   GMAC - CM interest expense                        1,400,000           350,000
   Nomura interest expense                             360,000            90,000
   Amortization of deferred financing costs            140,000            35,000
                                                    ----------          --------
Total expenses                                       1,900,000           475,000

Net income                                          $  599,000          $148,000
                                                    ==========          ========

Allocation of GLN net income:
   PAT                                              $  247,000          $ 61,000
   Operating Partnership                               352,000            87,000
                                                    ----------          --------

Total Allocations                                   $  599,000          $148,000
                                                    ==========          ========

(C)  EXHIBITS


     *10.38 Bond Purchase Agreement dated as of March 31, 1997 by and between GLN Capital Co., LLC (as Buyer) and G&L Realty Partnership, L.P. (as Seller).

     *10.39 First Amendment To Limited Liability Company Agreement entered into as of March 31, 1997 by and between G&L Realty Partnership, L.P., a Delaware limited partnership, and Property Acquisition Trust I, a Delaware business trust, for the purpose of amending that certain Limited Liability Company Agreement of GLN Capital Co., LLC dated as of November 25, 1996.

--------------------

* Previously filed as an exhibit of like number to the Company's Annual Report on Form 10-K for the year ended December 31, 1996 and incorporated herein by reference.



                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                       G & L REALTY CORP.



Dated:  May 30, 1997

                                       /s/  Quentin Thompson
                                       ---------------------
                                       Quentin Thompson
                                       Chief Accounting Officer, Treasurer and
                                       Secretary